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                                                                   EXHIBIT 10.18
                            COVENANT NOT TO COMPETE


   THIS COVENANT NOT TO COMPETE (this "Agreement") is made as of August 31, 1995 by and among CMS Energy Corporation, a Michigan corporation ("CMS Energy"), Martin G. Lagina ("Lagina"), Craig J. Tester ("Tester"), Robert M. Boeve ("Boeve") and Wayne Sterenberg ("Sterenberg", and, together with Lagina, Tester and Boeve, each individually a "Management Stockholder" and collectively the "Management Stockholders").


                              W I T N E S S E T H:


   WHEREAS, Terra Energy Ltd., a Michigan corporation ("Terra"), has an authorized capital of 20,000,000 shares of common stock, no par value (the "Terra Common Stock"), of which, on the date hereof, 12,065,422 shares are issued and outstanding as of the date hereof;

   WHEREAS, 11,065,422 shares of Terra Common Stock are owned in the aggregate by the Management Stockholders;

   WHEREAS, CMS Energy, Terra, the Management Stockholders and certain other persons are parties to an Agreement and Plan of Merger dated as of August 29, 1995 (the "Merger Agreement");

   WHEREAS, under the Merger Agreement, CMS Energy will acquire all of the issued and outstanding shares of capital Stock of Terra, upon the terms and subject to the conditions set forth therein;

   WHEREAS, in order to satisfy the conditions to the obligations of various parties under the Merger Agreement, and to induce such parties to consummate the transactions contemplated by the Merger Agreement, CMS Energy and the Management Stockholders desire to enter into this Agreement, upon the terms and subject to the conditions hereinafter set forth;

   NOW, THEREFORE, CMS Energy and the Management Stockholders, in consideration of the agreements, covenants and conditions contained herein, hereby covenant and agree as follows:


   1.  DEFINITIONS

   Each capitalized term used herein without definition has the meaning given to it in the Merger Agreement.



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   2.  NONCOMPETITION AGREEMENT

   (a) Except as otherwise approved in advance and in writing by CMS Energy, each Management Stockholder severally agrees not to, directly or indirectly, for himself, or through, on behalf of, or in conjunction with any person, firm, corporation, business or other legal entity (whether as an employer, employee, partner, officer, director, agent, holder of a controlling interest, creditor, consultant or otherwise), (i) during the period commencing on the Effective Date and ending on the date which is three (3) years after the Effective Date, own, maintain, operate, control, be employed by, have any interest in, perform consulting services for or otherwise engage in any business or enterprise which is in competition with or similar to or the same as the Terra Business (a "Competing Business") with respect to its activities in the Michigan Devonian Antrim Shale formation within the territories designated in Exhibit A attached hereto (the "Territory"); provided, however, that nothing in this clause (i) shall prevent any Management Stockholder from continuing to engage in such business with respect to the Purchased Assets or other assets owned by such Management Stockholder continuously from June 1, 1995 through the Effective Time, and provided, further, that nothing in this clause (i) shall prevent any Management Stockholder from being employed by or performing consulting services for a Competing Business doing business within the Territory so long as the services performed by such Management Stockholder for such Competing Business relate solely and exclusively to projects or activities of such Competing Business which are located exclusively outside the Territory; and provided, further, that nothing in this clause (i) shall prevent any Management Stockholder from acquiring mineral interests within the Territory if, in the case of each such interest, it is subject to an oil and gas lease that has a remaining term of at least two (2) years or that is held by production at the time of such acquisition, or (ii) during the period commencing on the Effective Date and ending on the date which is one (1) year after the Effective Date, induce or attempt to persuade any employee, agent or customer of or co-venturer with Terra or any Subsidiary or the Terra Business to terminate his or her employment, agency or business relationship with Terra, or employ, hire or engage any such employee; and provided, however, that nothing in this clause
(ii) shall prevent any Management Stockholder from inviting co-venturers with Terra to participate as co-venturers with any such Management Stockholder in projects or activities which are located exclusively outside the Territory.

   (b) During the period commencing on the Effective Date and ending on the date which is fifteen (15) years after the Effective Date, each Management Stockholder further severally agrees not to divulge or use, in each case to the detriment of the Terra Business in the Territory, any confidential information or trade secrets of CMS Energy, Terra or the Terra Business or any subsidiary or affiliate thereof, including personnel information, secret processes, know-how, customer lists, formulas or other technical data, except as may be required by law, provided, however, that this prohibition shall not apply to any information which, through no improper action of any Management Stockholder, is publicly available or generally known in the industry; and provided, further, that beginning with the third anniversary of the Effective Date this Section 2(b) shall apply only to geological and geophysical data in documentary form owned by Terra at the Effective Date that is not: (i) in the public domain now or hereafter, or (ii) acquired from sources other than Terra, and Terra's sole remedy for breach of the obligation set forth in this proviso after such third anniversary shall be injunctive relief.

   (c) To the extent necessary to satisfy the laws of any state, including the State of Michigan, each Management Stockholder agrees that any geographical, temporal or other restriction set forth in this Section 2 can and should, if necessary, be judicially modified to the extent necessary to make it enforceable and enforced as modified.

   (d) It is agreed between the parties that CMS Energy would be irreparably damaged by reason of any violation of the provisions of this Section 2, and that any remedy at law for a breach of such provision would be inadequate. Therefore, CMS Energy shall be entitled to seek and obtain




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injunctive or other equitable relief (including, but not limited to, a temporary restraining order, a temporary injunction or a permanent injunction) against any Management Stockholder, his agents, assigns or successors for a breach or threatened breach of such provisions and without the necessity of proving actual monetary loss. It is expressly understood among the parties that this injunctive or other equitable relief shall not be CMS Energy's exclusive remedy for any breach of this Section 2, except as otherwise provided in the last proviso of Section 2(b), and CMS Energy shall be entitled to seek any other relief or remedy which it may have by contract, statute, law or otherwise for any breach hereof, and it is agreed that CMS Energy shall also be entitled to recover its attorneys' fees and expenses in any successful action or suit against any Management Stockholder relating to any such breach.

   (e)  Each Management Stockholder warrants and represents that he:

   (i)  is familiar with covenants not to compete;

   (ii) has discussed the provisions of the covenant not to compete contained herein with his attorneys and has concluded that such provisions (including, without limitation, the right to equitable relief and the length of time and size of area provided for herein) are fair, reasonable and just under the circumstances; and

   (iii) is fully aware of the obligations, limitations and liabilities included in the covenant not to compete contained in this Agreement.

   (f) In consideration of the covenants of the Management Stockholders contained in Section 2, CMS Energy shall pay to the respective Management Stockholders an aggregate of the number of shares of CMS Common Stock, rounded to the nearest millionth of a share, determined by dividing (i) the difference between (A) the Aggregate Consideration and (B) $57,106,940 by (ii) the Average Price, and such consideration shall be allocated among the Management Stockholders as set forth in Exhibit B attached hereto; provided, however, that CMS Energy shall satisfy such obligation by delivering cash in lieu of fractional shares pursuant to Section 2.6 of the Merger Agreement, by check or wire transfer of immediately available funds to the account or accounts designated by the respective Management Stockholders in a notice to CMS Energy, and one or more certificates (to the respective Management Stockholders) representing the aggregate number of whole CMS Common Shares to which the respective Management Stockholders are entitled pursuant hereto.

   (g) Any certificates representing CMS Common Shares or cash in lieu of fractional shares or interests deliverable pursuant hereto shall be deliverable five (5) business days after the final determination of the difference between the amounts calculated pursuant to clauses (A) and (B) of Section 2.2(a) of the Merger Agreement, provided, however, that notwithstanding the foregoing, as respects certificates representing CMS Common Shares otherwise deliverable in accordance with this sentence pursuant to this Agreement, not less than two business days prior to the Effective Date CMS Energy will estimate, in good faith, the number of CMS Common Shares deliverable under this Agreement and the allocation thereof to each Management Stockholder and, at the Effective Time, CMS Energy shall deliver an aggregate number of CMS Common Shares (allocated to each Management Stockholder in accordance with part I of Exhibit B attached hereto) equal to eighty percent (80%) of the estimated number (rounded to the nearest whole share) of CMS Common Shares deliverable by CMS Energy or equal to such higher percentage of the estimated number of CMS Common Shares deliverable by CMS Energy as CMS Energy may elect (the aggregate of all such Shares so delivered being the "Delivered Share Number"). Following the Effective Time, CMS Energy and the Stockholders' Representative will determine the actual number of CMS Common Shares (and cash in lieu of fractional shares) deliverable under this Agreement (the "Actual Share Number") and the allocation thereof to each Management Stockholder. Disputes regarding the Actual Share Number shall be resolved as soon as





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practicable, but in any event disputes regarding the Actual Share Number that are not resolved by the parties within five (5) business days after the sixtieth (60th) day after the Effective Time shall be submitted to an arbitrator who is acceptable to both parties, and whose decision shall be final and binding with respect to the Actual Share Number. The fees and expenses of the arbitrator (if any) incurred in connection with the determination of the Actual Share Number shall be shared equally by CMS Energy on the one hand and the Management Stockholders on the other hand. If the Actual Share Number is greater than the Delivered Share Number, then CMS Energy shall deliver to the respective Management Stockholders entitled thereto an aggregate number of whole CMS Common Shares equal to such excess (allocated in accordance with the percentages set forth in part II of Exhibit B attached hereto), together with an amount equal to all dividends and distributions which became payable to holders of record on or after the Effective Date in respect of such number of CMS Common Shares. If the Actual Share Number is less than the Delivered Share Number, then the respective Management Stockholders shall deliver to CMS Energy within two business days following the determination of the Actual Share Number an aggregate number of whole CMS Common Shares equal to such deficiency (allocated in accordance with the percentages set forth in part II of Exhibit B attached hereto), together with an amount equal to all dividends and distributions which became payable to holders of record on or after the Effective Date in respect of such number of CMS Common Shares.

   (h) Each of the Management Stockholders agrees to report the fair market value of the CMS Common Shares delivered pursuant to this Agreement as ordinary income in his federal, state and local income tax returns for the taxable year in which the Effective Date occurs.


   3.  NOTICES

   Any notice to be given hereunder by any party to the others may be effected by delivery of written notice either in person or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed to the parties at their addresses appearing in the Merger Agreement, but each party may change his or its address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of actual receipt. Mailed notices shall be deemed communicated as of three (3) days after mailing.


   4.  ENTIRE AGREEMENT

   This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and any prior or contemporaneous oral or written agreement between the parties shall have no effect.


   5.  AMENDMENTS

   Any modifications to this Agreement or consents or approvals hereunder shall be effective only if they are in writing, signed by the respective party against which such modification, consent or approval is to be enforced.





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   6.  APPLICABLE LAW

   The rights, duties, and obligations of the parties hereto shall be construed in accordance with the laws of the State of Michigan.


   7.  SUCCESSORS AND ASSIGNS

   The duties hereunder of the Management Stockholders may not be assigned or in any manner transferred, but rather, it is agreed by and between the parties that the duties to be performed hereunder shall be performed by the Management Stockholders only. CMS Energy may sell, assign or transfer its rights, duties and obligations under this Agreement, with the exception of those set forth in
Section 2(f) and 2(g), to Terra or a company directly or indirectly owning all of the common stock of Terra or a purchaser or transferee of all or substantially all of the assets of Terra (and any such transferee may likewise sell, assign or transfer such rights, duties and obligations), subject to CMS Energy remaining secondarily liable for its duties and obligations hereunder.


   8.  PARTIAL INVALIDITY

   If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.


   9.  HEADINGS

   The headings of the sections and paragraphs herein are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.





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   10.   FURTHER ASSURANCES

   Each party hereto agrees to do such further acts and things, and to execute and deliver such additional agreements and instruments, as any party may reasonably request of any other in order to carry out the provisions and purposes of this Agreement.


   11.   COUNTERPARTS

   This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute one and the same agreement.





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   IN WITNESS WHEREOF, the parties hereto have executed this Covenant Not to
Compete as of the date first above written.



                                          CMS Energy Corporation,
                                            a Michigan corporation


                                          By:  /s/ Preston Hopper
                                               Preston Hopper
                                               Vice President



                                          /s/ Martin G. Lagina
                                          Martin G. Lagina, an individual



                                          /s/ Craig J. Tester
                                          Craig J. Tester, an individual



                                          /s/ Robert M. Boeve
                                          Robert M. Boeve, an individual



                                          /s/ Wayne Sterenberg
                                          Wayne Sterenberg, an individual








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